Exhibit A

Lincoln Variable Insurance Product Trust

Rule 10f-3 Transactions

Q2 2017

10f-3 Transactions Fund / Name of Issuer	CUSIP	Selling Underwriter	Principal Amount Purchased for LVIPT	Aggregate Principal Amount by all Investment Companies Advised by Adviser	Aggregate Principal Amount of Offering Syndicate	Purchase Price	Date of Purchase	Commission Rate
LVIP JP Morgan High Yield Bond
Booz Allen Hamilton Inc (BAH 5.125% May 1, 2025 144A)	099500AA8	BofA Merrill Lynch	$380,000	$9,291,000	$350,000,000	$100.00	04/20/17	1.25%
Cedar Fair, L.P. (FUN 5.375% April 15,2027 144A)	150190AA4	UBS Securities LLC	$215,000	$10,915,000	$500,000,000	$100.00	04/10/17	1.40%
Cenovus Energy Inc (CVECN 4.25% April 15, 2027 144A)	15135UAL3	BofA Merrill Lynch	$326,944	$28,249,197	$1,199,796,000	$99.98	04/10/17	0.65%
Endo Designated Activity Company (ENDP 5.875% October 15, 2024 144A)	29273DAA8	Citigroup Global Markets	$380,000	$18,065,000	$300,000,000	$100.00	04/12/17	1.13%
Lennar Corporation (LEN 4.50% April 30, 2024)	526057BZ6	Deutsche Bank Securities	$637,000	$17,275,000	$650,000,000	$100.00	04/19/17	0.65%
Nustar Logistics LP (NSUS 5.625% April 28, 2027)	67059TAE5	Mizuho Securities USA Inc	$577,000	$32,975,000	$550,000,000	$100.00	04/20/17	1.00%
Tennant Company (TNC 5.625% May 1, 2025 144A)	880345AA1	Goldman Sachs and Company New York	$527,000	$8,742,000	$300,000,000	$100.00	04/12/17	1.50%
EW Scripps Company (SSP 5.125% May 15, 2025 144A)	811054AG0	Wells Fargo Advisors LLC	$310,000	$15,224,000	$400,000,000	$100.00	04/20/17	1.50%
Uniti Group Inc. (UNIT 7.125% December 15, 2024 144A)	91326LAA7	Citigroup Global Markets Inc.	$575,865	$11,028,870	$201,000,000	$100.50	04/24/17	1.50%
Park-Ohio Industries Inc (PKOH 6.625% April 15, 2027 144A)	700677AP2	Barclays Capital Inc.	$396,000	$9,527,000	$350,000,000	$100.00	04/05/17	1.50%
1011778 B.C. Unlimited Liability Company and New Red Finance Inc. (BCULC 4.25% May 15, 2024 144A)	68245XAC3	Wells Fargo Advisors	$1,414,000	$37,093,000	$1,500,000,000	$100.00	05/03/17	0.56%
Callon Petroleum Company (CPE 6.125% October 1, 2024 144A)	13123XAU6	BofA Merrill Lynch	$720,545	$11,445,420	$208,250,000	$104.125	05/19/17	1.60%
Chesapeake Energy Corporation (CHK 8.00% June 15, 2027 144A)	165167CV7	Citigroup Global Markes Inc.	$804,000	$36,678,000	$750,000,000	$100.00	05/22/17	1.00%
CHS/Community Health Systems Inc. (CYH 6.25% March 31, 2023)	12543DAY6	Credit Suisse Securities (USA) LLC	$432,438	$20,722,405	$915,750,000	$101.75	05/09/17	1.57%
FMG Resources AUG 2006 (FMGAU 4.75% May 15, 2022 144A)	30251GAU1	Credit Suisse Securities (USA) LLC	$552,000	$15,963,000	$750,000,000	$100.00	05/09/17	1.00%
FMG Resources AUG 2006 (FMGAU 5.125% May 15, 2024 144A)	30251GAW7	Credit Suisse Securities (USA) LLC	$598,000	$16,516,000	$750,000,000	$100.00	05/09/17	1.00%
Molina Healthcare Inc. (MOH 4.875% June 15, 2025 144A)	60855RAH3	Suntrust Bank	$510,000	$17,534,000	$330,000,000	$100.00	05/22/17	1.00%
The Chemours Company (CC 5.375% May 15, 2027)	163851AE8	Credit Suisse Securities (USA) LlC	$396,204	$10,223,054	$495,255,000	$99.05	05/09/17	1.00%
USG Corp (USG 4.875% June 1, 2027 144A)	903293BE7	Wells Fargo Advisors LLC	$464,000	$12,776,000	$500,000,000	$100.00	05/01/17	1.25%
HCA Inc (HCA 5.50% June 15, 2047)	404119BV0	Citigroup Global Markets Inc	$1,475,000	$41,335,000	$1,500,000,000	$100.00	06/08/17	1.00%
Intelsat Jackson Holdings S.A. (INTEL 9.75% July 15, 2025 144A)	45824TAY1	Credit Suisse Securities (USA) LLC	$607,000	$58,420,000	$1,500,000,000	$100.00	06/07/17	1.00%
KFC Holding Co., Pizza Hut Holdings, LLC, Taco Bell of America, LLC (YUM 4.75% June 1, 2027 144A)	48250NAC9	Goldman Sachs and Company New York	$910,000	$27,695,000	$750,000,000	$100.00	06/12/17	1.00%
Nokia Corp (NOKIA 3.375% June 12, 2022)	654902AD7	Citigroup Global Markets Inc.	$154,223	$6,999,755	$497,495,000	$99.499	06/05/17	0.40%
Nokia Corp (NOKIA 4.375% June 12, 2027)	654902AE5	Citigroup Global Markets Inc.	$154,366	$7,095,859	$497,955,000	$99.591	06/05/17	0.50%
Sirius XM Radio Inc (SIRI 5.00% August 1, 2027 144A)	82967NBA5	Barclays Capital Inc.	$585,000	$18,360,000	$1,250,000,000	$100.00	06/26/17	1.13%
Venator Finance S.a.r.l. (VNTR 5.75% July 15, 2025 144A)	9226APAA3	Citigroup Global Markets	$434,000	$21,852,000	$375,000,000	$100.00	06/29/17	1.00%
Zayo Group LLC and Zayo Capital, Inc. (ZAYOGR 5.75% January 15, 2027 144A)	989194AP0	Morgan Stanley and Company	$570,248	$17,956,020	$312,750,000	$104.25	06/29/17	0.70%
Verisign Inc (VRSN 4.75% July 15, 2027 144A)	92343EAJ1	US Bancorp Investment Inc	$165,000	$17,224,000	$550,000,000	$100.00	06/29/17	1.00%